 Exhibit 99.1

Enbridge Inc. and Spectra Energy Partners, LP Announce Definitive Agreement and Completion of the Elimination of Incentive Distribution Rights

CALGARY, ALBERTA – January 22, 2018 - Enbridge Inc. (Enbridge or the Company) (TSX:ENB)(NYSE:ENB) and Spectra Energy Partners, LP (SEP) (NYSE:SEP) today announced execution of a definitive agreement, resulting in Enbridge converting all of its incentive distribution rights (IDRs) and general partner (GP) economic interests in SEP into 172.5 million newly issued SEP common units. As part of the transaction, all of the IDRs have been eliminated. The 172.5 million newly issued SEP common units have a value of approximately US$7.2 billion based on the volume-weighted average price of SEP common units over the past twenty days. The transaction value represents a multiple of 15.7x forecast 2018 GP/IDR cash flow and is expected to be breakeven to SEP’s distributable cash flow per common unit by the second half of 2019 and be accretive thereafter.

Enbridge now holds a non-economic GP interest in SEP and owns approximately 403 million SEP common units, representing approximately 83% of SEP’s outstanding common units.

The transaction provides significant benefits to all SEP common unitholders. The elimination of the IDRs will improve SEP’s competitiveness and growth potential by permanently improving its cost of capital, thereby improving value for both SEP unitholders and Enbridge. The transaction also simplifies SEP’s capital structure and further aligns the interests of all SEP unitholders. SEP maintains its current guidance of 7% distribution growth in 2018 and 4-6% distribution growth in 2019-20, distribution coverage of 1.1x to 1.2x and a strong credit profile of sub 4.0x Debt/EBITDA.

Bill Yardley, President and Chairman of the Board of SEP added, “Today’s transaction improves SEP’s long-term value proposition. With an improved cost of capital, we are even better positioned to improve and extend SEP’s distribution growth outlook through organic growth projects, potential future drop downs from Enbridge and third party acquisitions.”

“We are pleased to have completed this transaction which we believe is a win-win for both Enbridge and SEP,” said Al Monaco, President and Chief Executive Officer of Enbridge. “An even stronger SEP supports our strategic priority to continue to grow our natural gas business. The transaction also simplifies SEP and reinforces its value proposition as a best-in-class MLP that will create long-term benefits for investors in both organizations.”

The Enbridge Board of Directors reviewed and approved this transaction with assistance from Barclays Capital Inc., acting as Enbridge’s financial advisor, and Sullivan & Cromwell LLP and Vinson & Elkins LLP, acting as Enbridge’s legal and tax advisors. The terms of the transaction were unanimously approved by the Board of Directors of the general partner of SEP, based on the unanimous approval and recommendation of the SEP GP board’s conflicts committee, which is comprised entirely of independent directors. The conflicts committee engaged Jefferies LLC to act as its financial advisor and Locke Lord LLP to act as its legal advisor.

The transaction closed immediately after the signing of the definitive agreement.

FORWARD-LOOKING INFORMATION

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which  competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Information" in our 2016 Form 10-K, filed on February 24, 2017, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC's website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT SPECTRA ENERGY PARTNERS

Spectra Energy Partners, LP is one of the largest pipeline master limited partnerships in the United States and connects growing supply areas to high-demand markets for natural gas and crude oil. These assets include more than 15,000 miles of transmission pipelines, approximately 170 billion cubic feet of natural gas storage, and approximately 5.6 million barrels of crude oil storage. Spectra Energy Partners, LP is traded on the New York stock exchange under the symbol SEP; information about the company is available on its website at www.spectraenergypartners.com.

ABOUT ENBRIDGE INC.

Enbridge Inc. is North America’s premier energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. The Company safely delivers an average of 2.8 million barrels of crude oil each day through its Mainline and Express Pipeline; accounts for approximately 65% of U.S.-bound Canadian crude oil exports; and moves approximately 20% of all natural gas consumed in the U.S., serving key supply basins and demand markets. The Company’s regulated utilities serve approximately3.6 million retail customers in Ontario, Quebec, New Brunswick and New York State. Enbridge also has interests in more than 2,500 MW of net renewable generating capacity in North America and Europe. The Company has ranked on the Global 100 Most Sustainable Corporations index for the past eight years; its common shares trade on the Toronto and New York stock exchanges under the symbol ENB.

Life takes energy and Enbridge exists to fuel people’s quality of life. For more information, visit www.enbridge.com.

For more information please contact:

Enbridge Inc. – Media

Suzanne Wilton

(403) 231-7385 or Toll Free: (888) 992-0997

suzanne.wilton@enbridge.com

Enbridge Inc. – Investment Community

Jonathan Gould

Toll Free: (800) 481-2804

jonathan.gould@enbridge.com

Spectra Energy Partners – Media

Michael Barnes

Toll Free: (888) 992-0997

michael.barnes@enbridge.com

Spectra Energy Partners – Analysts and Investors

Roni Cappadonna

Toll Free: (800) 481-2804

roni.cappadonna@enbridge.com